EXHIBIT 4.2



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                          FIRST SUPPLEMENTAL INDENTURE

                                     between

                         The Bear Stearns Companies Inc.

                                       and

                            The Chase Manhattan Bank

                          Dated as of January 29, 1997

   Fixed/Adjustable Rate Junior Subordinated Deferrable Interest Debentures,

                                       due

                                January 15, 2027



     =====================================================================


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                                TABLE OF CONTENTS


                                                                       Page

                                    ARTICLE 1
                                   DEFINITIONS

          SECTION 1.01.  Definition of Terms . . . . . . . . . . . . .    2

                                    ARTICLE 2
                       GENERAL TERMS AND CONDITIONS OF THE
                                   DEBENTURES

          SECTION 2.01.  Designation and Principal Amount  . . . . . .    8
          SECTION 2.02.  Stated Maturity . . . . . . . . . . . . . . .    8
          SECTION 2.03.  Form and Payment; Minimum Transfer
               Restriction . . . . . . . . . . . . . . . . . . . . . .    8
          SECTION 2.04. Exchange and Registration of Transfer of Debentures; Restrictions on Transfers; Depositary . . . 9
          SECTION 2.05.  Interest  . . . . . . . . . . . . . . . . . .   13

                                    ARTICLE 3
                        REDEMPTION AND PREPAYMENT OF THE
                                   DEBENTURES

          SECTION 3.01. Optional Redemption by Company . . . . . . . .   15
          SECTION 3.02. Tax Event Prepayment . . . . . . . . . . . . .   16
          SECTION 3.03. Notice of Prepayment . . . . . . . . . . . . .   16

                                    ARTICLE 4
                      EXTENSION OF INTEREST PAYMENT PERIOD

          SECTION 4.01.  Extension of Interest Payment Period  . . . .   17
          SECTION 4.02.  Notice of Extension . . . . . . . . . . . . .   17



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                                    ARTICLE 5
                                    EXPENSES

          SECTION 5.01.  Payment of Expenses . . . . . . . . . . . . .   18
          SECTION 5.02.  Payment upon Resignation or Removal . . . . .   19

                                    ARTICLE 6
                                FORM OF DEBENTURE

          SECTION 6.01.  Form of Debenture . . . . . . . . . . . . . .   19

                                    ARTICLE 7
                          ORIGINAL ISSUE OF DEBENTURES

          SECTION 7.01.  Original Issue of Debentures  . . . . . . . .   19

                                    ARTICLE 8
                                  MISCELLANEOUS

          SECTION 8.01.  Ratification of Indenture; First Supplemental
                         Indenture Controls  . . . . . . . . . . . . .   20
          SECTION 8.02.  Trustee Not Responsible for Recitals  . . . .   20
          SECTION 8.03.  Governing Law . . . . . . . . . . . . . . . .   20
          SECTION 8.04.  Separability  . . . . . . . . . . . . . . . .   20
          SECTION 8.05.  Counterparts  . . . . . . . . . . . . . . . .   20






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               FIRST SUPPLEMENTAL INDENTURE, dated as of January 29, 1997
     (the "First Supplemental Indenture"), between The Bear Stearns Companies Inc., a Delaware corporation (the "Company"), and The Chase Manhattan Bank, as trustee (the "Trustee") under the Indenture dated as of January 29, 1997 between the Company and the Trustee (the "Base Indenture" and together with the First Supplemental Indenture, the "Indenture").

               WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide for the future issuance of the Company's unsecured subordinated debentures to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Base Indenture;

               WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of its unsecured subordinated debentures to be known as its Fixed/Adjustable Rate Junior Subordinated Deferrable Interest Debentures due January 15, 2027 (the "Original Debentures"), and to provide for, if and when issued in exchange for the Original Debentures pursuant to the Indenture and the Registration Rights Agreement, a series of its unsecured subordinated debentures to be known as its Fixed/Adjustable Rate Junior Subordinated Deferrable Interest Exchange Debentures due January 15, 2027 (the "Exchange Debentures" and together with the Original Debentures, the "Debentures"), the form and substance of such Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this First Supplemental Indenture;

               WHEREAS, Bear Stearns Capital Trust I, a Delaware statutory business trust (the "Trust"), has offered to the purchasers (the "Purchasers") named in Schedule I to the Purchase Agreement (the "Purchase Agreement") dated as of January 22, 1997 among the Purchasers, the Trust and the Company in a private placement $200,000,000 aggregate liquidation amount of its Fixed/Adjustable Rate Capital Securities (the "Initial Capital Securities"), representing undivided beneficial interests in the assets of the Trust and proposes to invest the proceeds from such offering in $200,000,000 aggregate principal amount of the Debentures;

               WHEREAS, the Trust may offer and issue Fixed/Adjustable Rate Exchange Capital Securities (the "Exchange Capital Securities") in exchange for the Initial Capital Securities pursuant to the Registration Rights Agreement; and

               WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture; all requirements necessary to make this First Supplemental


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     Indenture a valid instrument in accordance with its terms, and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed; and the execution and delivery of this First
     Supplemental Indenture has been duly authorized in all respects.

               NOW THEREFORE, in consideration of the purchase and acceptance of the Debentures by the Holders thereof, and for the purpose of setting forth, as provided in the Base Indenture, the form and substance of the Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                   ARTICLE I.

                                   DEFINITIONS

               SECTION 1.01.  Definition of Terms.  For all purposes of the
                              -------------------
     First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

              (a) the terms which are defined in the Base Indenture have the same meanings when used in this First Supplemental Indenture;

               (b) the terms defined in this Article have the meaning assigned to them in this Article and include the plural as well as the singular;

               (c) all other terms used herein which are defined in the Trust Indenture Act, whether directly or by reference therein, have the meanings assigned to them therein;

               (d) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation;

               (e) a reference to a Section or Article is to a Section or Article of this First Supplemental Indenture;

               (f) the words "herein"' "hereof" and "hereunder" and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;



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               (g)  headings are for convenience of reference only and do not affect interpretation; and

               (h) the following terms have the meanings given to them in the Trust Agreement: (i) Affiliate; (ii) Administrators; (iii) Business Day; (iv) Clearing Agency; (v) Capital Securities
     Certificate; (vi) Closing Date; (vii) Common Securities;
     (viii) Delaware Trustee; (ix) Distribution; (x) Exchange Act;
     (xi) Guarantee; (xii) Like Amount; (xiii) Property Trustee; (xiv) PORTAL Market; (xv) QIB; (xvi) Rule 144A; (xvii) Rule 144(k);
     (xviii) Tax Event; and (xix) Trust Securities.

               (i) References herein to the prepayment of the Debentures shall be deemed to be references to the redemption of the Debentures for the purposes of Article III of the Base Indenture.

               "Additional Sums" means the additional amounts as may be
                ---------------
     necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Capital Securities and Common Securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a Tax Event.

               "Adjusted CMT Rate" means, with respect to any prepayment
                -----------------
     date, the CMT Rate plus 0.475%.

               "Applicable Rate" with respect to interest on the Debentures
                ---------------
     shall be the rate determined by the Calculation Agent on any Applicable Rate Determination Date to be a rate equal to three-month LIBOR plus 1.75%. For this purpose, LIBOR shall be calculated in accordance with the following provisions:

               (i) With respect to an Applicable Rate Determination Date, LIBOR will be determined on the basis of the offered rate for three-month deposits in U.S. dollars, commencing on the second London Banking Day immediately following such Applicable Rate Determination Date, which appears on Telerate page 3750 (or such other page as may replace such Telerate page 3750 for the purpose of displaying London interbank rates of major banks), as of 11:00 A.M., London time, on such Applicable Rate Determination Date. If no rate appears on Telerate page 3750 (or such other page as may replace such page), LIBOR in respect of that Applicable Rate Determination Date will be determined as if the parties had specified the rate described in (ii) below.


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               (ii) With respect to an Applicable Rate Determination Date on which no offered rate appears on Telerate page 3750 (or such other page), as applicable, as described in (i) above, LIBOR will be determined on the basis of the rates at approximately 11:00 A.M., London time, on such Applicable Rate Determination Date at which three-month deposits in U.S. dollars are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent commencing on the second London Banking Day immediately following such Applicable Rate Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such Applicable Rate Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such Applicable Rate Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York City time, on such Applicable Rate Determination Date by three major banks in the City of New York, selected by the Calculation Agent for loans in U.S. dollars to leading European banks, having a maturity of three months and commencing on the second London Banking Day immediately following such Applicable Rate Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR will be LIBOR in effect on such Applicable Rate Determination Date, provided further, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence and such Applicable Rate Determination Date is prior to January 15, 2002 or prior to the first Applicable Rate Determination Date on which LIBOR can be determined as aforesaid, the Applicable Rate for the following Applicable Rate Reset Date shall be the Coupon Rate.

               "Applicable Rate Determination Date" shall mean the second
                ----------------------------------
     London Banking Day preceding each Applicable Rate Reset Date.

               "Applicable Rate Reset Date" shall mean January 15, 2002 and
                --------------------------
     the 15th of each April, July, October and January thereafter until October 15, 2026.

               "Calculation Agent" means Bear, Stearns & Co. Inc.
                -----------------

               "CMT Rate" will be determined by the Calculation Agent in
                --------
     accordance with the following provisions:

               (i) the CMT Rate will be determined on the basis of the latest rate displayed at the close of business 10 Business Days before the date of a Tax Event Prepayment on (x) Telerate page 7055 for "Yields on Treasury Constant Maturities -- Federal Reserve Board Statistical Release H.15(519) -- Mondays approximately 3:45 pm EST" (or "EDT" as the case may be) for U.
          S. Treasury Securities with a maturity corresponding to the Remaining Life (or if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the CMT Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounded to the nearest month), or (y) such other page as may replace page 7055, as provided by the Telerate News Service, for the purpose of displaying rates or prices that are comparable, as determined by the Calculation Agent (after consultation with the Company), to the Constant Maturity Treasury rates formerly displayed on Telerate page 7055;

               (ii) if the information specified in subparagraph (i) above is not available at the date 10 Business Days before such Tax Event Prepayment, then the CMT Rate shall be determined on the basis of the Treasury Constant Maturity rate with a maturity corresponding to the Remaining Life (adjusted as aforesaid) (or other United States Treasury rate, with a maturity that is closest to January 15, 2002) published as of that date by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent (after consultation with the Company) determines to be comparable to the rate formerly displayed on Telerate page 7055 and published in the Federal Reserve Board Statistical Release
          H.15 (519);

               (iii)  if the information specified in subparagraphs (i) and
          (ii) is not available at the date 10 Business Days before the date of such Tax Event Prepayment then the CMT Rate shall be the yield to maturity of the then most recently issued direct non-callable fixed rate United States Treasury Note with an original maturity corresponding to the Remaining Life (adjusted as aforesaid) (the "Reference Treasury Note"), such yield to maturity to be calculated by the Calculation Agent on the basis of the arithmetic mean of the secondary market bid side prices for such Reference Treasury Note quoted as of 3:00 pm, New York City time (or the closing of the market, if earlier), on the date 10 Business Days before the date of such Tax Event Prepayment, by (and appearing in the written records of) three leading primary



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          United States government securities dealers in New York City selected by the Calculation Agent; and

               (iv)  if the information specified in subparagraphs (i) and
          (ii) above is not available at the date 10 Business Days before such Tax Event Prepayment and at least three price quotations for the Reference Treasury Note are not available at that date from leading primary dealers in New York City as provided in subparagraph (iii) above, then the CMT Rate shall be the yield to maturity of the Reference Treasury Note, as calculated by the Calculation Agent on the basis of the arithmetic mean of the secondary market bid side prices for such Reference Treasury Note quoted as of 3:00 pm, New York City time (or the closing of the market, if earlier), on that date, by (and appearing in the written records of) any three primary United States government securities dealers selected by the Calculation Agent (irrespective of where such dealers may be located).

               "Capital Securities" means the Original Capital Securities
                ------------------
     and the Exchange Capital Securities.

               "Coupon Rate" has the meaning specified in Section 2.05.
                -----------
               "Compounded Interest" shall have the meaning specified in
                -------------------
     Section 4.01.

               "Deferred Interest" has the meaning specified in Section
                -----------------
     4.01.

               "Exchange Offer" has the meaning set forth in the
                --------------
     Registration Rights Agreement.

               "Extension Period" has the meaning specified in Section
                ----------------
     4.01.

               "Global Debenture" has the meaning specified in Section
                ----------------
     2.04.

               "Liquidation Amount" means the stated amount of $1,000 per
                ------------------
     Capital Security.

               "London Banking Day" shall mean any day on which dealings in
                ------------------
     deposits in U.S. dollars are transacted in the London interbank market.

               "Optional Redemption Price" has the meaning specified in
                -------------------------
     Section 3.01.

               "Prepayment Date" has the meaning specified in Section 3.01.
                ---------------


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               "Purchase Agreement" has the meaning specified in the third
                ------------------
     recital to this First Supplemental Indenture.

               "Purchasers" has the meaning specified in the third recital
                ----------
     to this First Supplemental Indenture.

               "Registration Rights Agreement" means the Registration
                -----------------------------
     Rights Agreement dated January 29, 1997 relating to the Debentures and the other securities described therein among the Company, the Purchasers and the Trust.

               "Remaining Life" has the meaning specified in Section 3.02.
                --------------
               "Restricted Security" has the meaning specified in Section
                -------------------
     2.04(d).

               "Special Interest" has the meaning set forth in Section
                ----------------
     2.05(d).

               "Tax Event" means the receipt by the Trust of an opinion of
                ---------
     counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regula-tions, which amendment or change is effective or which pronouncement or decision is announced on or after the Closing Date, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on the Debentures, (ii) interest payable by the Company on the Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States Federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of taxes, duties or other governmental charges.

               "Tax Event Prepayment" means the prepayment of the
                --------------------
     Debentures upon the occurrence and continuation of a Tax Event.

               "Transfer Restriction Termination Date" means with respect
                -------------------------------------
     to any particular Debenture the first date on which such Debenture (other than a Debenture held by the Company or any Affiliate thereof) may be sold pursuant to Rule 144(k).

               "Trust Agreement" means the Amended and Restated Trust

     Agreement of the Trust, dated as of January 29, 1997.



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                                   ARTICLE II.

                       GENERAL TERMS AND CONDITIONS OF THE
                                   DEBENTURES

               SECTION 2.01.  Designation and Principal Amount.  The
                              --------------------------------
     Initial Debentures and the Exchange Debentures are hereby authorized as two series of Debentures. The aggregate principal amount of Debentures outstanding at any time shall not exceed $206,186,000 (except as set forth in Section 2.01(2) of the Base Indenture). Upon receipt of a written order of the Company (executed as required by Section 2.01 of the Base Indenture) for the authentication and delivery of a series of Debentures and (with respect to the following clause (a)) satisfaction of the requirements of the fifth paragraph of
     Section 2.01 of the Base Indenture, the Trustee shall authenticate (a) Original Debentures for original issuance in an aggregate principal amount not to exceed $206,186,000 (except as set forth in Section 2.01(2) of the Base Indenture) or (b) Exchange Debentures for issuance pursuant to the Exchange Offer for Original Debentures in a principal amount equal to the principal amount of Original Debentures exchanged in such Exchange Offer.

               The Original Debentures shall be issued pursuant to an exemption from registration under the Securities Act and the Restricted Security legend shall appear thereon, unless otherwise determined by the Company in accordance with applicable law. The Original Debentures may not be transferred except in compliance with the Restricted Security legend set forth in Section 2.04(d) of this Supplemental Indenture, unless otherwise determined by the Company in accordance with applicable law.

               SECTION 2.02.  Stated Maturity.  The Stated Maturity of the
                              ---------------
     Debentures is January 15, 2027, and shall not be subject to extension.

               SECTION 2.03.  Form and Payment; Minimum Transfer
                              ----------------------------------
     Restriction.  (a) Except as provided in Section 2.04, the Debentures
     -----------
     shall be issued to the Trust and held by the Property Trustee in fully registered certificated form without coupons in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. Principal and interest on the Debentures issued in certificated form will be payable, the transfer of such Debentures will be registrable and such Debentures will be exchangeable for Debentures bearing identical terms and provisions at the principal office of the Trustee; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to the registered holder at such address as shall appear in the Register or (ii) by transfer to an account maintained by such Person as specified in such Register, provided that proper transfer instructions have been received by the preceding record date. Notwithstanding the foregoing, so long as the registered holder of any Debentures is the

     Property Trustee, the payment of the principal of and interest (including Additional Sums, Additional Interest, Compounded Interest and Special Interest, if any) on such Debentures held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee.

               (b) The Debentures may be transferred or exchanged only in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof; and any attempted transfer, sale or other disposition of Debentures in a denomination of less than $100,000 shall be deemed to be void and of no legal effect whatsoever (the foregoing restriction being the "Minimum Transfer Restriction").

               SECTION 2.04.  Exchange and Registration of Transfer of
                              ----------------------------------------
     Debentures; Restrictions on Transfers; Depositary.  If an early
     -------------------------------------------------
     dissolution of the Trust occurs as described in the Trust Agreement and Debentures are to be distributed to the holders of the Capital Securities, a Like Amount of the Debentures will be issued to holders of the Trust Securities in the same form as the Trust Securities that such Debentures replace in accordance with the following procedures:

               (a) So long as Debentures are eligible for book- entry settlement with the Depositary, or unless otherwise required by law, all Debentures that are so eligible may be represented by one or more Debentures in global form registered in the name of Cede & Co. the nominee of the Depositary, except as otherwise specified below. The transfer and exchange of beneficial interests in any such Debenture in global form shall be shown on, and transfers thereof will be effected only through, records maintained by participants in the Depositary.

               Debentures that are distributed in replacement of Capital Securities represented by a global Capital Security will be represented by a global Debenture (the "Global Debenture").

               Except as provided below, beneficial owners of a Debenture in global form shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered registered holders of such Debentures in global form.

               (b) Trust Securities held in certificated form, except for certificates representing Capital Securities held by Cede & Co. as nominee of the Depositary (or any successor Clearing Agency or its nominee), shall upon presentation to the Trustee by the Property Trustee or by the holder thereof or by the Property Trustee on behalf of such holders be exchanged for a Like Amount of Debentures in fully registered certificated form.

               (c) Any Global Debenture may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of the Indenture as may be required by the Depositary, by the New York Stock Exchange or by the National Association of Securities Dealers, Inc. in order for the Original Debentures to be tradeable on the PORTAL Market or as may be required for the Original Debentures to be tradable on any other market developed for trading of securities pursuant to Rule 144A or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Original Debentures may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Original Debentures are subject.

               (d) Each Original Debenture that bears or is required to bear the legend set forth in this Section 2.04(d) (a "Restricted Security") shall be subject to the restrictions on transfer provided in the legend set forth in this Section 2.04(d), unless such restrictions on transfer shall be waived by the written consent of the Company, and the registered holder of each Restricted Security, by such Securityholder's acceptance thereof, agrees to be bound by such restrictions on transfer. As used in this Section 2.04(d) and in
     Section 2.04(e), the term "transfer" encompasses any sale, pledge, transfer or other disposition of any Restricted Security.

               Prior to the Transfer Restriction Termination Date, any certificate evidencing an Original Debenture shall bear a legend in substantially the following form, unless otherwise agreed by the Company (with written notice thereof to the Trustee):

          "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(i) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING THE SECURITIES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (ii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS) OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION

          STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS."

               Following the Transfer Restriction Termination Date, the sale of an Original Debenture pursuant to an effective registration statement under the Act, the transfer of an Original Debenture in accordance with Rule 144 (or any successor provision) under the Act or the transfer of an Original Debenture in accordance with another exemption from registration under the Act in a transaction that results in such Debentures no longer being "restricted securities" (as defined under Rule 144), any Original Debenture (or security issued in exchange or substitution therefor (other than Original Debentures acquired by the Company or any Affiliate thereof since the issue date of the Capital Securities)) may upon surrender of such Original Debenture for exchange to the security registrar in accordance with the provisions of this Section 2.04, be exchanged for a new Original Debenture or Original Debentures, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.04(d), provided that the Trustee shall have received an Opinion of Counsel and an Officers' Certificate that such restrictions on transfer shall have expired in accordance with their terms or shall have terminated. Prior to such time as the restrictions on transfer of Original Debentures imposed by the Act and the rules and regulations promulgated by the Commission thereunder shall be terminated as provided in this Section 2.04(d), any transfer of a definitive Original Debenture shall be registered upon the Register only upon receipt by the Trustee of such definitive Original Debenture accompanied by a duly completed and executed certificate of transfer in the form attached to Exhibit A and, in the case of a transfer in another transaction exempt from the registration requirements of the Act, upon receipt by the Trustee of such certifications, legal opinions or other information as the Company may reasonably request to confirm that such transfer is exempt from the registration requirements of the Act.

               Notwithstanding any other provisions of the Indenture (other than the provisions set forth in this Section 2.04(d)), a Debenture in global form may not be exchanged in whole or in part for Debentures registered, and no transfer of a Debenture in global form may be registered, in the name of any person other than Cede & Co. unless (i) the Depositary (A) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Debenture or (B) has ceased to be a clearing agency registered as such under the Exchange Act, (ii) there shall have occurred and be continuing an Event of Default, or any event which after notice or lapse of time or both would be an Event of Default under the Indenture, with respect to such Global Debenture, or (iii) the Company in its sole discretion instructs the Trustee to exchange such Global Debenture for a Debenture that is not a Global Debenture (in which case such exchange shall be effected by the Trustee).

               The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Debentures in global form. Initially, the Global Debentures shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

               If at any time the Depositary for the Global Debentures notifies the Company that it is unwilling or unable to continue as Depositary for such Debentures or has ceased to be a Clearing Agency registered as such under the Exchange Act, the Company may appoint a successor Depositary with respect to such Debentures. If a successor Depositary for the Debentures is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of an Officers' Certificate for authentication and delivery of Debentures, will authenticate and deliver, Debentures in definitive form, in an aggregate principal amount equal to the principal amount of the Global Debentures, in exchange for the such Global Debentures.

               Definitive Debentures issued in exchange for all or a part of a Global Debenture pursuant to this Section 2.04(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such definitive Debentures to the person in whose names such definitive Debentures are so registered.

               At such time as all interests in a Global Debenture have been redeemed, exchanged, repurchased or canceled, such Global Debenture shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and instructions of the Depositary. At any time prior to such cancellation, if any interest in a Global Debenture is exchanged for definitive Debentures, redeemed, exchanged, or canceled, or transferred for part of a Global Debenture, the principal amount of such Global Debenture shall, in accordance with the standing procedures and instructions of the Depositary be reduced, and an endorsement shall be made on such Global Debenture by, or at the direction of, the Trustee to reflect such reduction.

               (e) Any Original Debenture that, prior to the Transfer Restriction Termination Date, is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act.

               SECTION 2.05.  Interest.  (a) Each Debenture will bear
                              --------
     interest at the rate (the "Coupon Rate") of 7.00% per annum until
                                -----------
     January 15, 2002, and at the Applicable Rate thereafter, until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate or the Applicable Rate, as the case may be, compounded semiannually, payable (subject to the provisions of
     Article 4) semiannually in arrears on the fifteenth day of January and July of each year (each, an "Interest Payment Date"), commencing on
                                  ---------------------
     July 15, 1997 to the Person in whose name such Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. If the Debentures are issued in certificated form (other than to the Property Trustee), the record dates for payment of interest will be the first day of the first month of each semi-annual period. Until liquidation, if any, of the Trust, each Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The Company shall notify the Trustee of the Applicable Rate, as soon as practicable after each calculation thereof.

               (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months until January 15, 2002 and thereafter on the basis of a 360-day year and the actual number of days elapsed. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of interest payable on such date will be made on the next suc-ceeding day which is a Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. Until January 15, 2002, in the event that any Interest Payment Date is not a Business Day, interest will be paid on the next succeeding Business Day (subject as aforesaid), without any interest or other payment with respect to any such delay. After January 15, 2002, interest shall be the amount of interest accrued from, and including, the last date on which interest has previously been paid, to, but excluding, the Interest Payment Date (or if such date is not a Business Day, the next succeeding Business Day (subject as aforesaid)).

               (c) If an Original Debenture is exchanged in the Exchange Offer prior to the record date for the first Interest Payment Date following such exchange, accrued and unpaid interest, if any, on such Original Debenture, up to but not including the date of issuance of the Exchange Debenture or Exchange Debentures issued in exchange for such Original Debenture, shall be paid on the first Interest Payment Date for such Exchange Debenture or Exchange Debentures to the registered holder or registered holders of such Exchange Debenture or Exchange Debentures on the first record date with respect to such Exchange Debenture or Exchange Debentures. If an Original Debenture is exchanged in the Exchange Offer subsequent to the record date for the first Interest Payment Date following such exchange but on or prior to such Interest Payment Date, then any such accrued and unpaid interest with respect to such Original Debenture and any accrued and unpaid interest on the Exchange Debenture or Exchange Debentures issued in exchange for such Original Debenture, through the day before such Interest Payment Date, shall be paid on such Interest Payment Date to the registered holder of such Original Debenture on such record date.

               (d)  The following terms relate to Special Interest:

               (i) In the event that (A) the Exchange Offer Registration Statement or the Shelf Registration Statement (as such terms are defined in the Registration Rights Agreement), as the case may be, is not filed with the Securities and Exchange Commission (the "Commission") on or prior to the 60th day following the Closing Date,
     (B) the Exchange Offer Registration Statement is not declared effective on or prior to the 150th day following the Closing Date (unless the Company has previously filed a Shelf Registration Statement as contemplated by the Registration Rights Agreement) or (C) the Exchange Offer is not consummated or the Shelf Registration Statement is not declared effective on or prior to the 180th day following the Closing Date, interest, in addition to any other interest on the Original Debentures shall accrue from and including the next day following each of (a) such 60-day period in the case of clause (A) above, (b) such 150-day period in the case of the clause
     (B) above and (c) such 180-day period in the case of clause (C) above, in each case at a rate equal to 0.25% per annum. The aggregate amount of interest on the Original Debentures payable pursuant to the above provisions will in no event exceed 0.50% per annum.

               (ii) If a Tax Contingency (as defined in the Registration Rights Agreement) shall exist on or before the 60th day following the Closing Date, then clauses (A) and (a) of the immediately preceding paragraph shall not apply. To the extent that such a Tax Contingency exists and the Company has filed a Shelf Registration Statement covering resales of the Original Debentures by the 150th day following the Closing Date, then clauses (B) and (b) of the immediately preceding paragraph shall not apply, and to the extent a Tax Contingency exists on the 180th day following the Closing Date, the period specified in clauses (C) and (c) of the immediately preceding paragraph will be 240 days. Upon (1) the filing of the Exchange Offer Registration Statement, the filing of the Shelf Registration Statement or the occurrence of a Tax Contingency, if applicable, as described above after the 60-day period described in clause (A) of the immediately preceding paragraph, (2) the effectiveness of the Exchange Offer Registration Statement, if applicable (or the filing of a Shelf Registration Statement in the event of a Tax Contingency) after the 150-day period described in clause (B) of the immediately preceding paragraph or (3) the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, after the 180-day period (or the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement after the 240-day period specified above, in the event of a Tax Contingency, if applicable, as described above) described in clause (C) of the immediately preceding paragraph, the interest on the Original Debentures attributable to the occurrence of the event described in such clause (A), (B) or (C) of the immediately preceding paragraph will cease to accrue from the date of such filing, effectiveness or consummation, as the case may be.

               (iii) In the event that a Shelf Registration Statement is declared effective pursuant to the foregoing paragraphs, if the Company fails to keep such Shelf Registration Statement continuously effective or useable for resales for the period required by the Registration Rights Agreement, then from such time as the Shelf Registration Statement is no longer effective or useable until the earlier of (i) the date that the Shelf Registration Statement is again deemed effective or is useable, (ii) the date that is the third anniversary of the effective date (or, if Rule 144(k) is amended to provide a shorter restrictive period, such shorter period) or (iii) the date as of which all of the Original Debentures are sold pursuant to the Shelf Registration Statement, interest, in addition to any other interest due on the Original Debentures shall accrue at a rate equal to 0.25% per annum.

               (iv) Any additional interest that accrues with respect to the Original Debentures pursuant to this Section 2.05(d) is referred to as "Special Interest" and shall be payable at the same time and to the same Persons as the other interest due on the Debentures.

                                  ARTICLE III.

                        REDEMPTION AND PREPAYMENT OF THE
                                   DEBENTURES

               SECTION 3.01. Optional Redemption by Company.  Subject to
                             ------------------------------
     the provisions of Article III of the Base Indenture, except as otherwise may be specified in Section 3.02 or elsewhere in this First Supplemental Indenture, the Company shall have the right to prepay the Debentures, in whole or in part, from time to time, on or after January 15, 2002, at a prepayment price (the "Optional Redemption Price") equal to the outstanding principal amount of the Debentures plus, in each case, accrued and unpaid interest, including Additional Sums, Additional Interest, Compounded Interest and Special Interest thereon to the date of prepayment (the "Prepayment Date"):

               If the Debentures are only partially prepaid pursuant to this Section 3.01, the Debentures will be selected for prepayment by any method utilized by the Trustee. The Optional Redemption Price, together with any required interest payment, shall be paid prior to 12:00 Noon, New York time, on the Prepayment Date or at such earlier time as the Company determines provided that the Company shall deposit with the Trustee an amount sufficient to pay the Optional Redemption Price, together with any required interest payment, by 10:00 A.M., New York time, on the date such amounts are to be paid.

               SECTION 3.02. Tax Event Prepayment.  If a Tax Event shall
                             --------------------
     occur and be continuing, the Company may, at its option, prepay the Debentures in whole (but not in part) at any time within 90 days of the occurrence of such Tax Event, at a prepayment price (the "Tax Event Prepayment Price") equal to the greater of (i) 100% of the principal amount of such Debentures or (ii) as determined by a Calculation Agent, the sum of the present values of the principal amount that would be payable as part of the Optional Redemption Price pursuant to Section 3.01 with respect to an optional prepayment of such Debentures on January 15, 2002, together with the present values of scheduled payments of interest from the Prepayment Date to January 15, 2002 (the "Remaining Life"), in each case discounted to the Prepayment Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted CMT Rate, plus, in each case, accrued and unpaid interest including Additional Sums, Additional Interest, Compounded Interest and Special Interest thereon to but excluding the Prepayment Date, provided that with respect to any prepayment under this Section 3.02 of Debentures as a result of a Tax Event that occurs on or after January 15, 2002 the Tax Event Prepayment Price shall be an amount equal to the Optional Redemption Price that would be payable on optional redemption of the Debentures on the Prepayment Date (including accrued and unpaid interest, Additional Sums, Additional Interest, Compounded Interest and Special Interest to the Prepayment Date). The Company shall notify the Trustee of the Tax Event Prepayment Price, as soon as practicable after the calculation thereof.

               SECTION 3.03. Notice of Prepayment.  Subject to Article III
                             --------------------
     of the Base Indenture, notice of any prepayment will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Debentures to be prepaid at its registered address. Unless the Company defaults in payment of the Prepayment Price, on and after the Prepayment Date interest ceases to accrue on such Debentures called for prepayment.

               If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will also pay any Additional Sums on the Debentures.

                                   ARTICLE IV.

                      EXTENSION OF INTEREST PAYMENT PERIOD

               SECTION 4.01.  Extension of Interest Payment Period.  So
                              ------------------------------------
     long as an Event of Default under Section 6.01 of the Base Indenture shall not have occurred and be continuing, the Company shall have the right, subject to the provisions of Section 2.10 of the Base Indenture, at any time and from time to time during the term of the Debentures, to defer payments of interest by extending the interest payment period of such Debentures for a period not exceeding 10 consecutive semi-annual periods (the "Extension Period"), during which
                                           ----------------
     Extension Period no interest shall be due and payable; provided that
                                                            --------
     no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity or any earlier redemption date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.01, will bear interest thereon at the Coupon Rate compounded semiannually ("Compounded Interest"). At the end of the Extension Period, the
       -------------------
     Company shall pay all interest accrued and unpaid on the Debentures, including any Additional Sums, Additional Interest, Special Interest and Compounded Interest (together, "Deferred Interest") to the holders
                                         -----------------
     of the Debentures in whose names the Debentures are registered in the Register on the first record date preceding the end of the Extension Period. Before the termination of any Extension Period, the Company may further extend such period, provided that such period together with all such further extensions thereof shall not exceed 10 consecutive semi-annual periods, or extend beyond the Stated Maturity or any earlier redemption date. Upon the termination of any Extension Period and upon the payment of all Deferred Interest then due, the Company may commence a new Extension Period, subject to the foregoing requirements. No interest shall be due and payable during an Extension Period, except at the end thereof, but the Company may prepay at any time all or any portion of the interest accrued during an Extension Period.

               SECTION 4.02.  Notice of Extension.  (a) If the Property
                              -------------------
     Trustee is the only registered holder of the Debentures at the time the Company selects (or extends) an Extension Period, the Company shall give written notice to the Administrators, the Property Trustee and the Trustee of its selection (or extension) of such Extension Period at least five Business Days before the earlier of (i) the next succeeding date on which Distributions on the Capital Securities issued by the Trust are payable, or (ii) the date the Trust is required to give notice of the record date, or the date such Distributions are payable, to any applicable self-regulatory organization or to holders of the Capital Securities issued by the Trust, but in any event not less than five Business Days before such record date. The Property Trustee shall give notice of the Company's election to begin or extend a new Extension Period to the holders of the Capital Securities.

               (b) If the Property Trustee is not the only holder of the Debentures at the time the Company selects (or extends) an Extension Period, the Company shall give the holders of the Debentures and the Trustee written notice of its selection (or extension) of such Extension Period at least 10 Business Days before the earlier of (i) the next succeeding Interest Payment Date or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to any applicable self-regulatory organization or to holders of the Debentures.

               (c) The semi-annual period in which any notice is given pursuant to paragraphs (a) or (b) of this Section 4.02 shall be counted as one of the 10 consecutive semi-annual periods permitted in the maximum Extension Period permitted under Section 4.01.

                                   ARTICLE V.

                                    EXPENSES

               SECTION 5.01.  Payment of Expenses.  In connection with the
                              -------------------
     offering, sale and issuance of the Debentures to the Property Trustee and in connection with the sale of the Capital Securities by the Trust, the Company, in its capacity as borrower with respect to the Debentures, shall:

               (a) pay all costs and expenses relating to the offering, sale and issuance of the Debentures, including commissions to the Purchasers payable pursuant to the Purchase Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 7.06 of the Base Indenture;

               (b) pay all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the fees and expenses of the Property Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets);

               (c) pay all costs and expenses related to the enforcement by the Property Trustee of the rights of the registered holders of the Capital Securities;

               (d) be primarily liable for any indemnification obligations arising with respect to the Trust Agreement or the Purchase Agreement or the Registration Rights Agreement; and

               (e) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

               SECTION 5.02.  Payment upon Resignation or Removal.  Upon
                              -----------------------------------
      termination of this First Supplemental Indenture or the Base Indenture or the removal or resignation of the Trustee pursuant to
     Section 7.10 of the Base Indenture, the Company shall pay to the Trustee all amounts accrued to the date of such termination, removal or resignation. Upon termination of the Trust Agreement or the removal or resignation of the Delaware Trustee or the Property Trustee, as the case may be, pursuant to Section 8.10 of the Trust Agreement, the Company shall pay to the Delaware Trustee or the Property Trustee, and their respective counsel, as the case may be, all amounts accrued to the date of such termination, removal or resignation.

                                   ARTICLE VI.

                                FORM OF DEBENTURE

               SECTION 6.01.  Form of Debenture.  The Debentures and the
                              -----------------
     Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the form attached hereto as Exhibit A.

                                  ARTICLE VII.

                          ORIGINAL ISSUE OF DEBENTURES

               SECTION 7.01.  Original Issue of Debentures.  Debentures in
                              ----------------------------
     the aggregate principal amount of up to $206,186,000 may, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and make available for delivery said Debentures to or upon the written order of the Company, signed by its Chairman of the Board, any Vice Chairman of the Board, the President, any Vice Chairman, any Executive Vice President, the Chief Operating Officer or the Chief Financial Officer and by its Treasurer or Assistant Treasurer, Controller or the Secretary or an Assistant Secretary without any further action by the Company, except as otherwise provided in Section 2.01 of the Base Indenture.

                                  ARTICLE VIII.

                                  MISCELLANEOUS

               SECTION 8.01.  Ratification of Indenture; First Supplemental
                              ---------------------------------------------
     Indenture Controls.  The Indenture, as supplemented by this First
     ------------------
     Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this First Supplemental Indenture shall supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.

               SECTION 8.02.  Trustee Not Responsible for Recitals.  The
                              ------------------------------------
     recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

               SECTION 8.03.  Governing Law.  This First Supplemental
                              -------------
     Indenture and each Debenture shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State.

               SECTION 8.04.  Separability.  In case any one or more of the
                              ------------
     provisions contained in this First Supplemental Indenture or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Debentures, but this First Supplemental Indenture and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

               SECTION 8.05.  Counterparts.  This First Supplemental
                              ------------
     Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

               IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed on the date or dates indicated in the acknowledgements and as of the day and year first above written.

                                   THE BEAR STEARNS COMPANIES INC.

                                   By: /s/ James E. Cayne
                                      -------------------------------------
                                   Name: James E. Cayne
                                   Title: President and Chief
                                            Executive Officer


                                   THE CHASE MANHATTAN BANK,
                                   as Trustee

                                   By: /s/ Anne G. Brenner
                                      -------------------------------------
                                     Name: Anne G. Brenner
                                     Title: Vice President

                                    EXHIBIT A
                                    ----------

                                   Registered
                                   -----------
     NUMBER _________


       FIXED/ADJUSTABLE RATE SUBORDINATED DEFERRABLE INTEREST [EXCHANGE]*
                         DEBENTURE DUE JANUARY 15, 2027


     Dated: ____________CUSIP _______

          Registered Holder:  [The Chase Manhattan Bank
                         as Property Trustee of Bear Stearns Capital Trust
     I]**


          [PRIOR TO THE TRANSFER RESTRICTION TERMINATION DATE, INSERT THE FOLLOWING IN ORIGINAL DEBENTURES -- THE DEBENTURE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(I) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING THE DEBENTURE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS) OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.]





     *    Insert in Exchange Debentures.

     **   Insert in Debentures held by Property Trustee.

     The Bear Stearns Companies Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to the Registered Holder named above, the principal
     sum [of                          Dollars ($         )]* [specified in
             ------------------------
     the Schedule annexed hereto]**, on __________, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debt. The Company further promises to pay to the registered holder hereof as hereinafter provided (a) interest on said principal sum (subject to deferral as set forth herein) at the rate of 7.00% per annum, until January 15, 2002 (the "Coupon Rate") and thereafter at the Applicable Rate (as defined in the Indenture referred to below) per annum (determined as provided in the Indenture), in like coin or currency, semiannually in arrears on the fifteenth day of January and July (each an "Interest Payment Date") commencing July 15, 1997 from the date next preceding the date hereof to which interest has been paid or duly provided for (unless (i) no interest has yet been paid or duly provided for on this debenture (the "Debenture"), in which case from the date of original issuance, or (ii) the date hereof is before an Interest Payment Date but after the related Record Date (as defined below), in which case from such following Interest Payment Date or next succeeding Business Day to which interest shall have been paid, provided, however, that if the Company shall default in payment of the interest due on such following Interest Payment Date or Business Day, then from the next preceding date to which interest has been paid or duly provided for), until the principal hereof shall become due and payable, plus
     (b) interest on overdue principal and, to the extent permitted by applicable law, on any interest payment that is not made when due at the Coupon Rate or the Applicable Rate, as the case may be, compounded semiannually. The interest so payable will, subject to certain exceptions provided in the Indenture hereinafter referred to, be paid to the person in whose name this Debenture is registered at the close of business on the Record Date next preceding such Interest Payment Date. The Record Date shall be the Business Day next preceding the Interest Payment Date, unless this Certificate is registered to a holder other than the Property Trustee or a nominee of The Depository Trust Company, in which case the Record Date will be the first day of the first month of each semi-annual period. This Debenture may be presented for payment of principal and interest at the offices of The Chase Manhattan Bank, as paying agent for the Company, maintained for that purpose in the Borough of Manhattan, The City of New York, State of New York; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to such address of the person entitled thereto as the address shall appear on the Register of the Debentures or (ii) by transfer to an account maintained by the Person entitled thereto as specified in the Register, provided that proper transfer instructions have been received by the Record Date. Interest on the Debenture will be computed on the basis of a 360-day year of twelve 30-day months until January 15, 2002 and thereafter on the basis of a 360-day year




     *    Insert in Debentures other than Global Debentures.

     **   Insert in Global Debentures.

     and the actual number of days elapsed. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. Until January 15, 2002, in the event that any Interest Payment Date is not a Business Day, interest will be paid on the next succeeding Business Day (subject as aforesaid), without any interest or other payment with respect to any such delay. After January 15, 2002, interest shall be the amount of interest accrued from, and including, the last date on which interest has previously been paid, to, but excluding, the Interest Payment Date (or if such date is not a Business Day, the next succeeding Business Day (subject as aforesaid)).

               So long as no Event of Default has occurred and is continuing, the Company shall have the right, at any time during the term of this Debenture to defer payment of interest on this Debenture, at any time or from time to time, for up to ten consecutive semiannual interest payment periods with respect to each deferral period (each an "Extension Period"), during which Extension Periods the Company shall have the right to make partial payments of interest on any Interest Payment Date; provided, however, that no Extension Period shall end on a date other than on Interest Payment Date or extend beyond January 15, 2027 or any earlier redemption date. At the end of each Extension Period, the Company must pay all interest then accrued and unpaid (together with Additional Sums, Additional Interest, Compounded Interest and Special Interest thereon, if any, to the extent permitted by applicable law). During any such Extension Period, the Company may not, and may not permit any Subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock (which includes common stock and preferred stock) or
     (ii) make any payment of principal of, or interest or premium, if any, on or repay, repurchase or redeem any debt security of the Company that ranks pari passu with or junior in interest to this Debenture or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiaries of the Company if such guarantee ranks pari passu with or junior in interest to this Debenture (other than (a) dividends or distributions in capital stock, (b) any declaration of a dividend in connection with the implementation of a Rights Plan, the issuance of any Common Stock or any class or series of preferred stock of the Company under any Rights Plan or the redemption or repurchase of any rights distributed pursuant to a Rights Plan, (c) payments under the Guarantee, (d) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers or employees and (e) payments of interest pursuant to the EPICS Loan Agreement). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that no Extension Period shall exceed ten consecutive semiannual periods or extend beyond January 15, 2027 or any earlier redemption date. At any time following the termination of any Extension Period and the payment of all accrued and unpaid interest (including Additional Sums, Additional Interest, Compounded Interest and Special Interest, if any) then due, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company shall give the Trustee and the Property Trustee notice of its election to begin or extend any Extension Period at least five Business Days prior to the earlier of (i) the next succeeding date on which Distributions on the Capital Securities issued by Bear Stearns Capital Trust I would be payable but for such election to begin or extend a new Extension Period, or (ii) the date the Property Trustee is required to give notice to any applicable self-regulatory organization or to holders of such Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date.

               This Debenture is issued pursuant to an Indenture, dated as of January 29, 1997, between the Company, as issuer, and The Chase Manhattan Bank, a banking corporation duly organized and existing under the laws of the State of New York, as trustee, as supplemented by a First Supplemental Indenture dated January 29, 1997, (as further supplemented or amended from time to time, the "Indenture").
     Reference is made to the Indenture for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders (the word "Holder" or "Holders" meaning the registered holder or registered holders) of the Debentures. Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture. By acceptance of this Debenture, the Holder hereof agrees to be bound by the provisions of the Indenture.

               The Debentures are limited to the aggregate principal amount of Two Hundred Six Million One Hundred Eighty-Six Thousand Dollars ($206,186,000).

               The Debentures evidenced by this Certificate may be transferred or exchanged only in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof, and any attempted transfer, sale or other disposition of Debentures in a denomination of less than $100,000 shall be deemed to be void and of no legal effect whatsoever.

               The indebtedness of the Company evidenced by the Debentures, including the principal thereof and interest thereon, is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to its obligations to Holders of Senior Indebtedness of the Company and each Holder of a Debenture, by acceptance thereof, agrees to and shall be bound by such provisions of the Indenture and all other provisions of the Indenture.

               If this Debenture is exchanged in an Exchange Offer prior to the Record Date for the first Interest Payment Date following such exchange, accrued and unpaid interest, if any, on this Debenture, up to but not including the date of issuance of the Exchange Debenture or Exchange Debentures issued in exchange for this Debenture, shall be paid on the first Interest Payment Date for such Exchange Debenture or Exchange Debentures to the Securityholder or Securityholders of such Exchange Debenture or Exchange Debentures on the first Record Date with respect to such Exchange Debenture or Exchange Debentures. If this Debenture is exchanged in a Exchange Offer subsequent to the Record Date for the first Interest Payment Date following such exchange but on or prior to such Interest Payment Date, then any such accrued and unpaid interest with respect to this Debenture and any accrued and unpaid interest on the Exchange Debenture or Exchange Debentures issued in exchange for this Debenture, through the day before such Interest Payment Date, shall be paid on such Interest Payment Date to the Securityholder of this Debenture on such Record Date.

               [IF THIS DEBENTURE IS AN ORIGINAL DEBENTURE INSERT -- In addition, the interest rate payable on the Debentures of this series is subject to increase as provided in the Indenture if, pursuant to the Registration Rights Agreement, except as provided in the following paragraph, either (A) the Exchange Offer Registration Statement or the Shelf Registration Statement (as such terms are defined in the Registration Rights Agreement), as the case may be, are not filed with the Securities and Exchange Commission (the "Commission") on or prior to the 60th day following the Closing Date (as such term is defined the Registration Rights Agreement), (B) the Exchange Offer Registration Statement is not declared effective by the Commission on or prior to the 150th day following the Closing Date (unless the Company has previously filed a Shelf Regulation Statement as contemplated in the Registration Rights Agreement) or (C) the Exchange Offer (as such term is defined in the Registration Rights Agreement) is not consummated or a Shelf Registration Statement is not declared effective by the Commission on or prior to the 180th day following the Closing Date.

               In the event that the Company shall determine in good faith that there is a reasonable likelihood that, or a material uncertainty as to whether, consummation of the Exchange Offer would result in an adverse tax consequence to the Company (a "Tax Contingency") then the Company and the Trust may file and cause to be declared effective a Shelf Registration Statement covering resales of the Original Debentures and use their best efforts to keep such Shelf Registration Statement effective until three years (or, if Rule 144(k) is amended to provide a shorter restrictive period, such shorter period) after its effective date or such time as all the Original Debentures have been sold thereunder. To the extent that such a Tax Contingency exists on or before the 60th day following the Closing

     Date, then clause (A) of the immediately preceding paragraph shall not apply, and to the extent such a Tax Contingency exists and the Company has filed a Shelf Registration Statement covering resales of the Original Debentures by the 150th day following the Closing Date, then clause (B) of the immediately preceding paragraph shall not apply, and to the extent a Tax Contingency exists on the 180th day following the Closing Date, the period specified in clause (C) of the immediately preceding paragraph will be 240 days. Upon (1) the filing of the Exchange Offer Registration Statement, the filing of the Shelf Registration Statement or the occurrence of a Tax Contingency, if applicable, as described above after the 60-day period described in clause (A) of the immediately preceding paragraph, (2) the effectiveness of the Exchange Offer Registration Statement, if applicable (or the filing of a Shelf Registration Statement in the event of a Tax Contingency), if after the 150-day period described in clause (B) of the immediately preceding paragraph or (3) the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, after the 180-day period (or the effectiveness of a Shelf Registration Statement after the 240-day period specified above, in the event of a Tax Contingency, if applicable, as described above) described in clause (C) of the immediately preceding paragraph, the interest on the Original Debentures attributable to the occurrence of the event described in such clause (A), (B) or (C) will cease to accrue from the date of such filing, effectiveness or consummation, as the case may be.

               In addition, the interest rate payable on the Debentures is subject to increase as provided in the Indenture if, pursuant to the Registration Rights Agreement, in the event that a Shelf Registration Statement is declared effective pursuant to the foregoing paragraphs, the Company fails to keep such Shelf Registration Statement continuously effective or useable for resales for the period required by the Registration Rights Agreement, from such time as the Shelf Registration Statement is no longer effective or useable until the earlier of (i) the date that the Shelf Registration Statement is again deemed effective or is useable, (ii) the date that is the third anniversary of the effective date (or, if Rule 144(k) is amended to provide a shorter restrictive period, such shorter period) or (iii) the date as of which all of the Original Debentures are sold pursuant to the Shelf Registration Statement.

               This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee under the Indenture.

               IN WITNESS WHEREOF, the Company has caused this instrument to be signed, manually or in facsimile, by its Chairman of the Board, any Vice Chairman of the Board, the President, any Vice Chairman, any Executive Vice President, the Chief Operating Officer or the Chief Financial Officer and by its Treasurer or Assistant Treasurer, Controller or the Secretary or an Assistant Secretary and a facsimile of its corporate seal to be affixed hereunto.


                                   THE BEAR STEARNS COMPANIES INC.


                                   By
                                     ------------------


                                   By
                                     ------------------

                                   Secretary


     [SEAL]



                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Securities, of the series designated therein, referred to in the within-mentioned Indenture.

     THE CHASE MANHATTAN BANK



     By
     Authorized Officer

                              REVERSE OF DEBENTURE


               As provided in and subject to the provisions of the Indenture, if an Event of Default with respect to the payment of principal or interest on the Debentures or with respect to compliance with certain covenants occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the then-outstanding Debentures may declare the principal amount of all the Debentures, together with any accrued interest (including Additional Sums, Additional Interest, Compounded Interest and Special Interest), to be due and payable immediately, by a notice in writing to the Company (and to the Trustee, if such notice is given by Holders). If the Debentures have been issued to Bear Stearns Capital Trust I, upon such an Event of Default, if the Trustee or the Holders of not less than 25% in principal amount of the outstanding Debentures fails to declare the principal of all the Debentures to be immediately due and payable, the holders of at least 25% in aggregate liquidation amount of the corresponding Capital Securities of Bear Stearns Capital Trust I then outstanding shall have such right by a notice in writing to the Company and the Trustee, and upon such declaration the principal amount of and the accrued interest (including any Additional Sums, Additional Interest, Compounded Interest and Special Interest) on all the Debentures shall become immediately due and payable, provided that the payment of principal and interest on such Debentures shall remain subordinated to the extent provided in the Indenture.

               If an Event of Default with respect to certain covenants applicable to all series of securities issued under the Indenture (collectively, the "Securities"), or with respect to events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of all Securities outstanding under the Indenture (voting as a single class) may declare the principal amount of all such Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if such notice is given by Holders), provided that, in the case of Securities of a series issued under the Indenture to a Bear Stearns Trust, if upon such an Event of Default the Trustee and the Holders of not less than 25% in principal amount of all outstanding Securities of that series fail to declare the principal of all the Securities of that series to be immediately due and payable, the holders of at least 25% in aggregate liquidation amount of the corresponding Capital Securities of such Bear Stearns Trust then outstanding shall have such right by a notice in writing to the Company and the Trustee; and upon any such declaration the principal amount of and the accrued interest (including any Additional Sums, Additional Interest, Compounded Interest and Special Interest) on all the Securities of that series shall become immediately due and payable, provided that the payment of principal and interest shall remain subordinated to the extent provided in the Indenture.

               The Indenture provides that in certain events such declaration that principal and accrued interest are due and payable, and the consequences of such declaration, may be rescinded and annulled by the holders of a majority in principal amount of the Securities then outstanding under the Indenture as to which such an acceleration of the payment of principal has occurred, voting as one class. In the case of Securities of a series issued under the Indenture to a Bear Stearns Trust, should the Holders of Securities of that series fail to rescind and annul such declaration and its consequences, the Holders of a majority in aggregate liquidation amount of the corresponding Capital Securities or Preferred Securities of such Bear Stearns Trusts shall have such right. The Indenture also provides that the Holders of a majority in principal amount of all of the Securities of all series then outstanding as to which an Event of Default has occurred may, on behalf of all Holders of such Securities, waive any past default under the Indenture other than (a) a default in the payment of the principal of or interest on any of the Securities or (b) a default in respect of a covenant or provision of the Indenture which under the terms of the Indenture cannot be modified or amended without the consent of each Holder of Securities so affected. In the case of Securities of one or more series issued to one or more Bear Stearns Trusts, the Indenture provides that the Holders of a majority in aggregate liquidation amount of the corresponding Capital Securities or Preferred Securities issued by such Bear Stearns Trusts shall also have the right to waive such defaults.

               The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in principal amount of the outstanding Securities of all affected series (voting as one class), to modify the Indenture in a manner affecting the rights of the holders of the Securities of each such series; provided, however, that no such modification shall (i) change the fixed maturity of any Securities, or reduce the rate or extend the time of payment of interest thereon or reduce the principal amount thereof, or change the provisions pursuant to which the rate of interest on the Securities is determined if such change could reduce the rate of interest thereon, or reduce the minimum rate of interest thereon, or reduce any amount payable upon any redemption thereof, or adversely affect any right to convert the Securities in accordance with the Indenture, or reduce the amount to be paid at maturity or upon redemption or make the principal thereof or any interest thereon or on any overdue principal amount payable in any coin or currency other than that provided in the Securities without the consent of the holder of each Security so affected, (ii) reduce the aforesaid percentage of Securities, the holders of which are required to consent to any supplemental indenture, without the consent of the holders of all Securities then Outstanding, or (iii) modify any of the provisions of Section



     NYFS04...:\25\22625\0110\2322\IND1097R.25E

     4.07, Section 6.06 or Section 10.02 of the Indenture, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Security affected thereby or (iv) modify the provisions of Article XIV of the Indenture with respect to the subordination of outstanding Securities of any series in a manner adverse to the holders thereof, without the consent of the holder of each Security so affected; provided, further, that, in the case of the Securities of a series issued to a Bear Stearns Trust, so long as any of the corresponding series of Capital Securities issued by such Bear Stearns Trust remains outstanding, (i) no such amendment shall be made that adversely affects the holders of such Capital Securities in any material respect (including any amendment which would result in a Bear Stearns Trust being classified as other than a grantor trust for United States federal income taxes), and no termination of the Indenture shall occur, and no waiver of any Event of Default with respect to such series or compliance with any covenant with respect to such series under the Indenture shall be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of such Capital Securities then outstanding, unless and until the principal (and premium, if any) of the Securities of such series and all accrued and unpaid interest (including any Additional Sums, Additional Interest, Compounded Interest and Special Interest) thereon shall have been paid in full and (ii) no amendment shall be made to Section 6.05 of the Indenture (regarding the right of holders of Capital Securities to institute a suit directly against the Company) that would impair the rights of the holders of Capital Securities provided therein without the prior consent of all holders of Capital Securities then outstanding, unless and until the principal (and premium, if any) of the Securities of such series and all accrued and unpaid interest (including any Additional Sums, Additional Interest, Compounded Interest and Special Interest) thereon have been paid in full.

               The Debenture will be prepayable, in whole or in part, at the option of the Company at any time on or after January 15, 2002, at a prepayment price (the "Optional Redemption Price") equal to the outstanding principal amount of the Debenture plus accrued interest thereon to the date of prepayment.

               Upon the occurrence and during the continuation of a Tax Event, in respect of the Trust, the Company may, at its option, at any time within 90 days of the occurrence of such Tax Event redeem this Debenture, in whole but not in part, at a prepayment price (the "Tax Event Prepayment Price") equal to the greater of (i) 100% of the principal amount hereof; or (ii) as determined by a Calculation Agent, the sum of the present value of the principal amount that would be payable with respect to an optional redemption of a Debenture on January 15, 2002, together with the present values of scheduled payments of interest from the prepayment date to January 15, 2002, in each case discounted to the prepayment date on a semi-annual basis at the Adjusted CMT Rate, plus, in each case, accrued and unpaid interest to but excluding the date of prepayment. However, if the Company redeems the Debenture as a result of a Tax Event which occurs on or after January 15, 2002, then the Tax Event Prepayment Price shall be the Optional Redemption Price that would be payable on optional redemption of the Debentures on the date of such prepayment, which includes accrued and unpaid interest to the date of prepayment.

               Any consent or waiver by the Holder of this Debenture given as provided in the Indenture (unless effectively revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued in exchange, registration of transfer, or otherwise in lieu hereof irrespective of whether any notation of such consent or waiver is made upon this Debenture or such other Debentures. No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture, at the places, at the respective times, at the rate and in the coin or currency herein prescribed.

               As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture may be registered on the Register of the Debentures upon surrender of this Debenture for registration of transfer at the offices maintained by the Company or its agent for such purpose, duly endorsed by the Holder hereof or his attorney duly authorized in writing, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities registrar duly executed by the Holder hereof or his attorney duly authorized in writing, but without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. Upon any such registration of transfer, a new Debenture or Debentures of authorized denomination or denominations for the same aggregate principal amount will be issued to the transferee in exchange herefor.

               Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, and any agent of the Company or the Trustee may deem and treat the person in whose name this Debenture shall be registered upon the Register of the Debentures of this series as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof and, subject to the provisions on the face hereof, interest due hereon and for all other purposes; and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary.

               No recourse shall be had for the payment of the principal of or interest on this Debenture, or for any claim based hereon or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly waived and released.

               This Debenture shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with, the laws of said State.

     [IF DEBENTURE IS AN ORIGINAL DEBENTURE, INSERT:]

                               FORM OF ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

     Please insert Social Security or other
     identifying number of assignee:



     -------------------------


     ----------------------------------------------------------------------
               (Name and Address of Assignee, including Zip Code,
                         must be printed or typewritten)



     ----------------------------------------------------------------------
     the within Junior Subordinated Deferrable Interest Debenture (the "Debenture"), and all rights thereunder, hereby irrevocably constituting and appointing


                          Attorney to transfer said Debenture on the
     --------------------
     Register of the Debentures, with full power of substitution in the premises.

     In connection with any transfer of the within Debenture occurring prior to the Transfer Restriction Termination Date, the undersigned confirm that such Debenture is being transferred:


          [_] To The Bear Stearns Companies Inc. (the "Company") or a subsidiary thereof; or

          [_] Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

          [_] Pursuant to or in accordance with another exemption from the registration requirements of the Securities Act of 1933, as amended;

                    and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an "affiliate" of the Company, as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):


          [_]       The transferee is an Affiliate of the Company.



     Date:
           -------------------

                                   ---------------


                                   ---------------
                                   Signature(s)

                         Signature(s) must be guaranteed by a commercial bank or trust company or a member firm of a major stock exchange.

               NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Junior Subordinated Deferrable Interest Debenture in every particular, without alteration or enlargement or any change whatever.




     --------------------

     [IF DEBENTURE IS AN EXCHANGE DEBENTURE, INSERT:]

                               FORM OF ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers the within Junior Subordinated Deferrable Interest Debenture (the "Debenture") and all rights thereunder, unto

     Please insert Social Security or other
     identifying number of assignee:



     -------------------------


     ----------------------------------------------------------------------
               (Name and Address of Assignee, including Zip Code,
                         must be printed or typewritten)



     ----------------------------------------------------------------------
     and hereby irrevocably constitutes and appoints


                          Attorney to transfer said Debenture on the
     --------------------
     Register of the Debentures, with full power of substitution in the premises.


     Date:
           -------------------

                                   ---------------


                                   ---------------
                                   Signature(s)

                         Signature(s) must be guaranteed by a commercial bank or trust company or a member firm of a major stock exchange.

               NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Junior Subordinated Deferrable Interest Debenture in every particular, without alteration or enlargement or any change whatever.


     --------------------

              FORM OF SCHEDULE FOR ENDORSEMENTS ON GLOBAL DEBENTURE
                     TO REFLECT CHANGES IN PRINCIPAL AMOUNT


     The initial principal amount
     evidenced by this
     Global Debenture is $________.


     Changes to Principal Amount of Global Debenture






     Principal Amount by which this Remaining Principal
     Global Debenture is to be Amount of this Global
     Date Reduced and Reason for Reduction
     -------------------------------------




     NYFS04...:\25\22625\0110\2322\IND1097R.25E